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                                                               Exhibit 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 11, 2002 relating to the financial statements and financial statement schedule, which appears in the 2001 Annual Report to Shareholders of Churchill Downs Incorporated, which is incorporated by reference in the Churchill Downs Incorporated Annual Report on Form 10-K for the year ended December 31, 2001.


PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Louisville, Kentucky
October 10, 2002